UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                     of 1934


         Date of Report (Date of earliest event reported): July 2, 2002

                                    MFB Corp.
                (Exact name of registrant as specified in its charter)




                                     INDIANA

                                 (State or other jurisdiction of incorporation)





                0-23374                                           35-1907258
         (Commission File Number)             (IRS Employer Identification No.)


                  121 South Church Street
                  Post Office Box 528
                  Mishawaka, Indiana                                      46544

                  (Address of principal executive offices)    (Zip Code)


        Registrant's telephone number, including area code: (219) 255-3146

Item 5.  Other Events.

         Pursuant to General Instruction F to Form 8-K, the press release issued July 2, 2002 concerning the Third Quarter Charge to earnings.



Item 7.  Financial Statements and Exhibits.



         (c)      Exhibits

                  Exhibit 1 -- Press Release dated July 02, 2002.






                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           ---------------------------------------
                            Thomas Flournoy, Chief Financial Officer








Dated:  July 02, 2002






              MFB Corp. Announces Third Quarter Charge to Earnings

                                 For WorldCom Inc. Investment



July 2, 2002


         Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC) (the "Company"), parent company of MFB Financial (the "Bank"), based in Mishawaka, Indiana, announced today that due to the significant decline in the market value of one corporate note investment it holds in WorldCom Inc., a specific charge against earnings of $830,000 ($501,000 net of tax) will be taken for the quarter ending June 30, 2002. The net of tax charge represents $0.36 diluted earnings per share.


         The Company's management has concluded that based on recent developments with WorldCom Inc., the decline in value of its $ 1,000,000 investment scheduled to mature May 15, 2003 requires the recording of this charge to earnings. The market value of the note was $170,000 as of June 30, 2002. The note represents approximately 1.4% of the Company's investment portfolio and comprises less than 0.25% of total assets at June 30, 2002. The Company cannot estimate at this time the future collectibility of the note. MFB Corp. expects to announce its third quarter operating results around July 17, 2002.


         MFB Corp's wholly owned bank subsidiary, MFB Financial, provides retail and small business financial services to the Michiana area through its seven banking centers in St. Joseph and Elkhart counties. MFB Financial comprises over 99% of the assets of MFB Corp.


             The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in the financial condition of WorldCom Inc., changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the company's market area, and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Corporation does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.